Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14155) of Colonial Properties Trust of our report dated June 29, 2006, except for Note 8, as to which the date is June 26, 2007, relating to the financial statements of Colonial Properties Trust 401(k) Profit Sharing Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Birmingham, AL
June 27, 2007

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